Exhibit 99.1

ENDI Enterprise Diversified Enterprise Diversified, Inc. 1806 Summit Ave. Ste. 300 Richmond, VA 23230 <Shareholder Name> <Shareholder Address1> <Shareholder Address2> <Shareholder Address3> Control #: 0000 0000 0000 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Voting Instructions VOTE BY INTERNET – Before the Meeting – go to www.colonialstock.com/SYTE2022 You can view the Enterprise Diversified, Inc. Annual Report and Proxy Statement and submit your vote online at the website listed above up until 5:00 P.M. Eastern Time on August 8, 2022.  You will need the control number at the left in order to do so. Follow the instructions on the secure website to complete your vote. During the Meeting – go to www.colonialstock.com/SYTE2022 You may attend the meeting via the Internet and vote during the meeting. Have your notice, proxy card and control number information available and follow the instructions on the site. VOTE BY PHONE – 877-285-8605 You may vote by phone until 5:00 P.M. Eastern Time on August 8, 2022.  Please have your notice and proxy card in hand when you call. VOTE BY MAIL If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot in the postage-paid envelope provided. Votes by mail must be received by August 8, 2022. THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED. The undersigned hereby appoints Jessica L. Greer and Alea A. Kleinhammer, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.125 par value per share ("Shares") of Enterprise Diversified, Inc. (the "Company") which the undersigned would be entitled to vote at the SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE " SPECIAL MEETING") TO BE HELD VIRTUALLY AT www.colonialstock.com/SYTE2022 ON August 9, 2022, AT 9:00 A.M., Eastern Time, and directs that the Shares represented by this Proxy shall be voted as indicated below:

Proposal	For	Against	Abstain
Proposal One – "The Business Combination Proposal" –To approve and adopt the Merger Agreement, dated December 29, 2021 (as it may be amended from time to time, the "Merger Agreement") and the transactions contemplated thereby, by and among ENDI, CrossingBridge Advisors, LLC, a Delaware limited liability company ("CBA"), Cohanzick Management, LLC, a Delaware limited liability company (the "CBA Member"), ENDI Corp., a Delaware corporation ("New Parent"), Zelda Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of New Parent ("Merger Sub 1"), and Zelda Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of New Parent ("Merger Sub 2"). Pursuant to the Merger Agreement: (i) Merger Sub 1 will merge with and into ENDI, with ENDI surviving as a direct wholly-owned subsidiary of New Parent, following which each share of ENDI common stock, par value $0.125 per share, will be converted into the right to receive an identical number of shares of New Parent Class A common stock, par value $0.0001 per share (the "New Parent Class A Common Stock"); and (b) Merger Sub 2 will merge with and into CBA, with CBA surviving as a direct wholly-owned subsidiary of New Parent, following which the outstanding membership interest in CBA will be converted into the right to receive (i) two million four hundred thousand (2,400,000) validly issued, fully paid and non-assessable shares of New Parent Class A Common Stock; (ii) one million eight hundred thousand (1,800,000) validly issued, fully paid, and non-assessable shares of New Parent Class B Common Stock, par value $0.0001 per share ("New Parent Class B Common Stock"); (iii) warrants to purchase one million eight hundred thousand (1,800,000) shares of New Parent Class A Common Stock (the "W-1 Warrants"); and (iv) warrants to purchase two hundred fifty thousand (250,000) shares of New Parent Class A Common Stock (the "W-2 Warrants").	☐	☐	☐

Proposal Two – "The Organizational Documents Proposals"- to approve and adopt, on a non-binding advisory basis, the following material differences between ENDI's Amended Articles of Incorporation and Amended Bylaws ("Existing Organizational Documents") and the proposed certificate of incorporation of New Parent, a copy of which is attached to the proxy statement/prospectus as Annex D (the "Proposed Certificate of Incorporation") and the proposed bylaws of New Parent, a copy of which is attached to the proxy statement/prospectus as Annex E (the "Proposed Bylaws", together with the Proposed Certificate of Incorporation, the "Proposed Organizational Documents").

Proposal	For	Against	Abstain
• Organizational Documents Proposal A- to approve the authorization and designation of New Parent Class A Common Stock and New Parent Class B Common Stock.	☐	☐	☐
• Organizational Documents Proposal B- to approve that holders of the New Parent Class B Common Stock, voting together as a single class, shall have: (i) the right to designate a number of directors of the New Parent board (rounded up to the nearest whole number) equal to the percentage of the New Parent's Common Stock beneficially owned by the holders of New Parent Class B Common Stock and their Affiliates at the time of such designation, *provided however,* that for purposes of this designation right, the holders of the New Parent Class B Common Stock,	☐	☐	☐

voting together as a single class, shall have the right to designate not more than a majority of the members of the Board of Directors then in office and, provided further that so long as holders of New Parent Class B Common Stock and their Affiliates beneficially own at least 5.0% of the total outstanding shares of Common Stock of New Parent, holders of New Parent Class B Common Stock, voting together as a single class, shall have the right to designate at least one director. Organizational Documents Proposal C- to approve that the affirmative vote of the holders of at least eighty percent (80%) of the total voting power of all the then outstanding shares of Common Stock of New Parent entitled to vote, voting together as a single class, will be required to amend to the New Parent’s Proposed Bylaws. Organizational Documents Proposal D- to approve that any action required or permitted to be taken by the holders of Common Stock of New Parent must be effected at a duly called annual or special meeting of the stockholders and may not be effected by consent unless the action is recommended by all of the directors then sitting. Organizational Documents Proposal E- to approve the new forum selection clause that states unless otherwise consented to by New Parent, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of New Parent, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or employee of New Parent to New Parent or New Parent’s stockholders, (c) any action asserting a claim arising under any provision of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation or the bylaws of New Parent or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine. The federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including, the applicable rules and regulations promulgated thereunder. Proposal Three – “The Adjournment Proposal” – to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal or the Organizational Documents Proposals. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. The board of directors recommends that you vote “FOR” the Business Combination Proposal, “FOR” the Organizational Documents Proposals and “FOR” the Adjournment Proposal (to the extent applicable).  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  A failure to vote, a broker non-vote, or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal. A failure to vote, broker non-vote, or an abstention will have no effect on the Organizational Documents Proposals or the Adjournment Proposal. Please indicate if you plan to attend this meeting virtually. Sign exactly as name appears hereon.  For joint accounts, all co-owners should sign.  Executors, administrators, custodians, trustees, etc. should so indicate when signing. Signature Date Signature (Joint Owners) Date Yes No For Against Abstain For Against Abstain For Against Abstain For Against Abstain